EXHIBIT 99.1

CAMPUS LABS, LLC

Audited Financial Statements

Year Ended December 31, 2011

CAMPUS LABS, LLC

Table of Contents

Page(s)

Financial Statements:

Report of Independent Auditors	2

Statement of Financial Position	3

Statement of Operations and Changes in Members' Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-11

Report of Independent Auditors

To Campus Labs, LLC:

In our opinion, the accompanying statement of financial position and the related statement of operations and changes in members’ deficit and cash flows present fairly, in all material respects, the financial position of Campus Labs, LLC at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Buffalo, NY
October 23, 2012

CAMPUS LABS, LLC
Statement of Financial Position
(in thousands)

December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$155
Accounts receivable	949
Prepaid expenses	40
Total current assets	1,144
Property and equipment, net	563
Intangible assets, net	2,980
Other assets, net	28
Goodwill	742
Total assets	$5,457

Liabilities and Members' deficit
Current liabilities:
Line of credit and current portion of long-term debt	$578
Current portion of contingent earn-out payable	522
Accounts payable	152
Accrued payroll	214
Deferred revenue	3,621
Other accrued expenses	202
Total current liabilities	5,289
Long-term debt	1,516
Deferred revenue	189
Contingent earn-out payable	712
Total liabilities	7,706
Commitments and Contingencies (Note 8)

Members' deficit	(2,249)
Total liabilities and members' deficit	$5,457

The accompanying notes are an integral part of these financial statements.

CAMPUS LABS, LLC
Statement of Operations and Changes in Members' Deficit
(in thousands)

Year Ended
December 31, 2011
Revenue	$6,900
Cost of revenue	2,713
Gross margin	4,187

Operating expenses:
Selling, general and administrative	3,381
Product development	1,591
Total operating expenses	4,972
Loss from operations	(785)
Interest expense	(318)
Net loss	(1,103)

Members' deficit
Beginning of year	(1,104)
Distributions	(42)
End of year	$(2,249)

The accompanying notes are an integral part of these financial statements.

CAMPUS LABS, LLC
Statement of Cash Flows
(in thousands)

Year Ended December 31, 2011
Cash flows from operating activities:
Net loss	$(1,103)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	919
Non-cash adjustment of earnout	188
Changes in operating assets and liabilities affecting cash flows:
Accounts receivable	229
Prepaid expenses	(25)
Deferred revenue	1,622
Accounts payable and accrued expenses	(73)
Net cash provided by operating activities	1,757

Cash flows from investing activities:
Acquisition of software through business combination	(200)
Capitalization of internal use software	(168)
Acquisition of property and equipment	(250)
Net cash used in investing activities	(618)

Cash flows from financing activities:
Net repayments on line of credit	(748)
Repayments of long-term debt	(157)
Repayment of capital lease	(5)
Contingent earn-out payments	(233)
Distributions	(42)
Net cash used in financing activities	(1,185)

Net change in cash and cash equivalents	(46)
Cash and cash equivalents
Beginning of year	201
End of year	$155

Supplemental disclosure of cash flow information:
Interest paid	$130

The accompanying notes are an integral part of these financial statements.

CAMPUS LABS, LLC
Notes to Financial Statements
Year Ended December 31, 2011
(all amounts in thousands)

1. Organization

In 2001, Campus Labs, LLC (the “Company” or “Campus Labs”), formerly Student Voice, LLC, was formed to develop software that would enable higher education institutions to collect information from students that could be used to impact educational programs and services. Campus Labs offers specialized, comprehensive assessment programs that combine data collection, reporting, organization, and campus-wide integration for higher education institutions.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents - The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable - The Company grants credit to customers based upon credit appraisals and does not require collateral. The Company uses the reserve method to account for bad debts and reviews its accounts receivable on a monthly basis. When an account is deemed uncollectible, the Company charges operations. There is no reserve recorded as of December 31, 2011.

Property and Equipment - Property and equipment are stated at cost. The Company principally calculates depreciation expense using the straight-line method over the assets’ estimated useful lives. Maintenance and repairs are expensed as incurred; significant betterments are capitalized.

Intangible Assets - With the exception of internally developed software, which is recorded at cost, intangible assets, are recorded at fair value, as determined upon acquisition, net of accumulated amortization. The Company calculates amortization expense using the straight line method over the assets’ estimated useful lives. Each period the Company evaluates the estimated remaining useful life of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization. The carrying amounts of these assets are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. In the event that the Company determines certain assets are not fully recoverable, the Company will incur an impairment charge for those assets or portion thereof during the quarter in which the determination is made. There was no impairment of intangible assets during the year ended December 31, 2011.

Impairment of Long-Lived Assets - The Company evaluates the recoverability of long-lived assets on a regular basis for the existence of facts or circumstances that may indicate impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured by the excess of the carrying amount of the asset over its estimated fair value. During the year ended December 31, 2011, management determined that no such impairment existed with respect to the Company’s long-lived assets.

Goodwill - Goodwill represents costs in excess of the fair value of consideration transferred over the fair values assigned to the underlying net identifiable assets of acquired businesses. Annual impairment testing of goodwill is assessed in accordance with ASC 350, “Intangibles—Goodwill and Other”, which compares carrying values of the reporting units to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. Accordingly, the Company tests goodwill for impairment annually on December 31, or whenever events or changes in circumstances indicate that an impairment may have occurred, by comparing its fair value to its carrying value. Impairment may result from, among other things, deterioration in the performance of the acquired business, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business, and a variety of other circumstances. If it is determined that an impairment has occurred, the Company records a write-down of the carrying value and charges the impairment as an operating expense in the period the determination is made. The Company was not required to record any impairment on goodwill during the year ended December 31, 2011.  There were no additions to goodwill during the year ended December 31, 2011.

Segment Information - The Company currently operates in one business segment, namely, providing technology services to the higher education industry. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the chief operating decision maker comprehensively manages the entire business. The Company does not operate any material separate lines of business or separate business entities with respect to its products or product development. Accordingly, the Company does not accumulate discrete financial information with respect to separate product lines and does not have separately reportable segments as defined by ASC 280, “Segment Reporting”. All of the Company’s material identifiable assets are located in the United States.

Revenue Recognition - The Company derives its revenues from two sources: (1) subscription revenues, which are comprised of subscription fees from customers accessing the Company’s hosted computing services and (2) project based revenues.

The Company commences revenue recognition when all of the following conditions are satisfied:
●	There is persuasive evidence of an arrangement;
●	The service has been or is being provided to the customer;
●	The collection of the fees is reasonably assured; and
●	The amount of fees to be paid by the customer is fixed or determinable.

The Company’s subscription service arrangements are non-cancelable and do not contain refund-type provisions.

Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company expenses all customer set-up costs as incurred.

Project based revenues are short-term in nature and are recognized when the services are provided to the customer.

Deferred Revenue - Deferred revenue consists of billings or payments received in advance of revenue recognition from the subscription services described above and are recognized as the revenue recognition criteria are met. The Company generally invoices customers in annual installments.  Deferred revenue that will be recognized during the succeeding twelve month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent.

Internally-Developed Software - The Company evaluates costs incurred related to the development of its hosted computing services and capitalizes costs incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. During the year ended December 31, 2011, approximately $168 of application development costs were capitalized and amortization expense of $154 was recorded in cost of revenue.  There was $437 of unamortized costs as of December 31, 2011, included in intangible assets, net, on the accompanying balance sheet.  The Company expenses other product development related expenses as incurred. Product development expenses are primarily comprised of personnel and related costs.

Advertising - The Company expenses advertising and marketing costs as incurred. Related expense amounted to $132 for the year ended December 31, 2011 which is reflected in selling, general and administrative expenses.

Income Taxes - The Company is not a taxpaying entity for federal or New York State income tax purposes; accordingly, no income tax provision has been reflected in the accompanying financial statements as income or loss from the Company is included in the members' individual income tax returns. The Company believes that it has appropriate support for any tax positions taken, and as such, does not have any uncertain tax positions that are material to the financial statements.

Members’ Deficit - The Company is a two member limited liability company.  Each member has the same rights, preferences and privileges.  Each member shares equally in the profits and losses of the Company and each is equally responsible for funding the Company when needed.

Use of Estimates - Management is required to make certain estimates and assumptions in order to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. Such estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results may differ from these estimates.

Recent Accounting Pronouncements - There was no accounting standards adopted during 2011 which had a material impact on our financial position, results of operations or liquidity.  There are no new accounting standards issued which we expect to have a material impact on our financial position, results of operations, liquidity or disclosure.

3.  Business Combination

During August 2011, the Company entered into an asset purchase agreement with C-SYNC, LLC (“C-SYNC”) to purchase the Students Strength Inventory software application and related business (“SSI”) for $200 plus additional earn-out payments payable through December 2013. The Company acquired SSI in order to further complement their product offerings to higher education institutions.  The earn-out required payments of $200 on March 1, 2013 and 2014 if the sales of the SSI product reached certain benchmarks. The earn-out was subsequently settled for a payment of $25 in 2012.  This transaction was recorded using the purchase method of accounting. Accordingly, the present value of the purchase price, including the contingent earn-out, was allocated to the fair value of the assets acquired as follows:

Assets:
Completed technology $225 (amortization period of 3 years)

Liabilities:
Contingent earn-out $25

During December 2010, the Company entered into an asset purchase agreement with Dataliant, Inc. (“Dataliant”) to purchase the Compliance Assist software application and related business (Compliance Assist) for $1,800 plus additional payments payable through December 2013. The earn-out is based on renewals of current customers (6% of renewals) and new sales of the Compliance Assist product (36% of new sales). The amount recognized as of the acquisition date for the Dataliant earn-out was $1,169.  The estimated range of outcomes (undiscounted) for the remaining payments due under the Dataliant earn-out is between approximately $1,000 and $1,600.  There have been no changes in the range of expected outcomes.

4. Intangible Assets

Intangible assets consisted of the following at December 31, 2011:

	Weighted Average Amortization Period (in years)	Balance

Acquired and internally developed technology	4	$2,759
Contracts and customer lists	10	1,560
Trademarks	10	100
		4,419
Less: accumulated amortization		(1,439)
		$2,980

For the ensuing five years amortization is as follows: 2012 - $512; 2013 - $465; 2014 - $334; 2015 - $285 and 2016 - $272.  Amortization expense for the year ended December 31, 2011 was $788.

5. Property and Equipment

Property and equipment consisted of the following at December 31, 2011:

	Estimated Useful Lives	Balance
Computer hardware	3 - 5	$592
Furniture and fixtures	5 - 7	336
		928
Less: accumulated depreciation		(365)
		$563

Depreciation expense for the year ended December 31, 2011 was $131.

6. Line of Credit

The Company has a $1,500 line of credit with a bank bearing interest at the prime rate plus .5% (3.75% at December 31, 2011), of which $251 was outstanding as of December 31, 2011. Outstanding borrowings are collateralized by substantially all of the Company’s assets and are guaranteed by certain officers.

7. Long-Term Debt

Long-term debt consists of a note payable to a bank requiring monthly interest-only payments through July 2011, followed by monthly installments of $35, including interest at 5.50%, from August 2011 through January 2017. The note is collateralized by substantially all of the Company’s assets and is guaranteed by certain officers.

Long-term debt consisted of the following at December 31, 2011:

Total	$1,843
Less: current portion	(327)
Non-current	$1,516

Annual principal repayments for the years subsequent to December 31, 2011 are as follows: 2012 - $327; 2013 - $346; 2014 - $366; 2015 - $387; 2016 - $382; and thereafter - $35.

The line of credit and note payable contain financial covenants pertaining to the Company’s performance. At December 31, 2011, the Company was not in compliance with these covenants, however, had obtained a waiver of such events of non-compliance.

8. Commitments and Contingencies - Contingent Earn-Out Payable

Contingent earn-out payable consisted of the following at December 31, 2011:

Contingent earn-out payable due to Dataliant, based on renewals and growth, as defined by the agreement	$1,209
Contingent earn-out payable due to C-SYNC, based on renewals, growth and cross-sells, as defined by the agreement	25
1,234
Less: current portion	(522)
$712

Estimated annual payments under the earn-out arrangement (undiscounted) for the three years subsequent to December 31, 2011 are as follows: 2012 - $586; 2013 - $672; and 2014 - $179.

9. Retirement Plan

The Company maintains a contributory 401(k) defined contribution pension plan for all qualified employees. Employees are eligible to participate in the plan if they meet certain age and service requirements. The Company matches employee wages up to 4% of eligible compensation, as defined.

The Company may elect to make discretionary contributions. Total related expense was $106 for the year ended December 31, 2011.

10. Operating Lease

The Company rents office space in Buffalo, New York under a non-cancellable operating lease that expires in April 2015. The agreement also requires the Company to pay utilities, insurance and property taxes associated with the property.

The Company rents office space near Atlanta, Georgia under a non-cancellable operating lease that expires in September 2013. The agreement also requires the Company to pay utilities, insurance and property taxes associated with the property.  This lease agreement contains rent escalation clauses tied to the passage of time and is charged to expense on a straight-line basis over the minimum lease term.

Rental expense associated with the operating lease agreements totaled $188 during the year ended December 31, 2011.  Future minimum payments required under the non-cancellable operating leases are as follows:
2012 - $206
2013 - $210
2014 - $156
2015 - $  30

11. Fair Value Measurements

Fair value is the exchange price that would be the amount received for an asset or paid to transfer a liability in an orderly transaction between market participants. In arriving at a fair value measurement, the Company uses a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.  The only asset or liability that is measured at fair value on a recurring basis is the liabilities related to contingent consideration agreements from prior business combinations.

The following table reflects the liabilities carried at fair value measured on a recurring basis (in thousands):

Level 3
Fair value at December 31, 2011
Liabilities:
Contingent consideration	$1,234

A summary of the activity of the fair value of the liabilities using unobservable inputs (Level 3 Liabilities) for the year ended December 31, 2011 is as follows (in thousands):

	Beginning Value of Level 3 Liabilities	New Level 3 Liabilities	Accretion of Value	Payments to Reduce Liability	Ending Fair Value of Level 3 Liabilities
Contingent consideration	$1,260	25	188	(239)	$1,234

The carrying amounts of our cash accounts receivable, accounts payable and accrued expenses, approximate fair value because of the short-term nature of these instruments.  The carrying amounts of our line of credit and note payable approximate fair value as there have been no significant changes in our credit risk or interest rate environment since we entered into these agreements.

12. Subsequent Events

On August 7, 2012, Eric Reich and Michael Weisman, as the members of Campus Labs, entered into an Asset Purchase Agreement with Higher One, Inc., to sell substantially all of the assets of Campus Labs for consideration consisting of (i) $37,280 in cash; (ii) warrants to purchase 150 shares of common stock of Higher One Holdings, Inc.; (iii) a potential earn out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12,500, if any, by 3.5; and (iv) the assumption of certain liabilities totalling approximately $650. The acquisition was completed on August 7, 2012 and Campus Labs, LLC was subsequently dissolved in September 2012.  The financial statements were approved by management and available for issuance as of October 23, 2012.  Management has evaluated subsequent events through this date.